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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of DoubleClick Inc. of our report dated March 1, 1999 relating to the financial statements of Abacus Direct Corporation, which appears on page F-1 of the Abacus Direct Corporation Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Broomfield, Colorado
September 23, 1999